Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Riviera Resources, Inc.:

We consent to the use of our report incorporated by reference herein.

Our report on the financial statements refers to a change in the basis of presentation for preparation on a combined basis of accounting and for the Company’s emergence from bankruptcy.

/s/ KPMG LLP

Houston, Texas

August 7, 2018